Exhibit 10.3

CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement (“Agreement”) is made and entered into effective as of the 6th day of November, 2019 by and among Business First Bancshares, Inc., a Louisiana corporation and registered bank holding company (“BFST”), Business First Bank, a Louisiana chartered bank and wholly-owned subsidiary of BFST with its principal office in Baton Rouge, Louisiana (the “Bank”), and Gregory Robertson (the “Executive”).

WITNESSETH:

WHEREAS, the Executive is an officer of BFST and/or the Bank;

WHEREAS, the boards of directors of BFST and the Bank (the “Boards”), without the Executive’s participation in its deliberations, recognizes that the possibility of a Change in Control (as hereinafter defined) of BFST or the Bank exists or may exist in the future, and that the prospect or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

WHEREAS, the Boards believe that it is beneficial to diminish the distraction of the Executive by virtue of the personal uncertainties and risks created by a potential Change in Control, and has determined that it is in the best interest of BFST, its stockholders and the Bank for the services of the Executive to be retained in the event of an occurrence of a Change in Control and to provide for the Executive’s continued dedication and efforts in such event without undue concern for the Executive’s personal financial and employment security; and

WHEREAS, to induce the Executive to remain employed with BFST and/or the Bank, particularly in the event of a threat or the occurrence of a Change in Control, BFST and the Bank desire to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event of a Change in Control.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, BFST, the Bank and the Executive hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1     Definitions. The following terms shall have the definitions set forth below for purposes of this Agreement.

(a)     “Base Salary” means the Executive’s annual base salary from BFST and/or the Bank, as applicable, excluding bonuses, commissions, incentive, and all other remuneration for services rendered to BFST, the Bank or their respective affiliates thereof, and prior to reduction for any salary contributions to a plan established pursuant to Code section 125, Code section 409A, or Code section 401(k).

(b)     “Cause” means, with respect to an Executive’s termination of employment by BFST or the Bank means: (i) performance of any act or failure to perform any act in bad faith and to the detriment of BFST or the Bank; (ii) dishonesty, intentional misconduct or material breach of any agreement with BFST or the Bank; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Whether Cause exists, whether Cause is susceptible to correction and whether Cause has been corrected shall be determined in the sole discretion of the Boards.

(c)     “Change in Control” means the occurrence of any of the following events:

(i)     the consummation of a transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1933, as amended (the “Exchange Act”)), directly or indirectly, of securities of BFST or the Bank representing fifty percent (50%) or more of the total voting power represented by BFST’s or the Bank’s then outstanding voting securities. For the purposes of this paragraph (i), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A)     a trustee or other fiduciary holding securities under an Executive benefit plan of BFST or an affiliate of BFST (including, without limitation, the Bank);

(B)     a corporation or other entity owned directly or indirectly by the shareholders of BFST in substantially the same proportions as their ownership of common stock of BFST;

(C)     BFST; and

(D)     a corporation or other entity of which at least a majority of its combined voting power is owned directly by BFST;

(ii)     the consummation of the sale, lease, transfer or other disposition by BFST or the Bank of all or substantially all of the assets of either BFST or the Bank to any third party other than (A) the sale or disposition of all or substantially all of the assets of BFST to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of BFST at the time of the sale or (B) to a corporation or other entity owned directly or indirectly by the shareholders of BFST in substantially the same proportions as their ownership of the common stock of the consolidation or corporate reorganization which does not result in a Change in Control as defined herein;

(iii)     a change in the effective control of BFST which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For the purpose of this paragraph, if any person is considered to be in effective control of BFST, the acquisition of additional control of BFST by the same person will not be considered a Change in Control;

(iv)     a complete winding up, liquidation or dissolution of BFST or the Bank; or

(v)     the consummation of a merger or consolidation of BFST or the Bank with or into any other entity or any other corporate reorganization, other than a merger, consolidation or other corporate reorganization that would result in the voting securities of BFST or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of BFST or the Bank, or such surviving entity or its parent outstanding immediately after such merger, consolidation or other corporate reorganization, but excluding any series of transactions that the Administrator determines shall not be a Change in Control.

Notwithstanding any provision of this Section 1(b) to the contrary, the following transactions shall not constitute a Change in Control for purposes of this Agreement: (A) if the transaction’s sole purpose is to change the legal jurisdiction of BFST's or the Bank’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the securities of BFST or the Bank immediately before such transaction, such transaction shall not constitute a Change in Control; or (B) a sale by BFST of its securities in a transaction, the primary purpose of which is to raise capital for BFST’s or the Bank’s operations and business activities, including, without limitation, an initial public offering of shares under the Securities Act or other applicable law shall not constitute a Change in Control.

(d)      “Code” means the Internal Revenue Code of 1986, as amended.

(e)     “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code.

(f)     “Good Reason” means the occurrence of any of the following, in each case without the Executive's written consent:

(i)     a material reduction in the Executive's base salary;

(ii)     a material change in the geographic location of the Executive's principal place of employment; for this purpose, a material change shall be limited to a relocation of such principal place of employment by more than seventy-five (75) miles;

(iii)     any material breach by BFST or the Bank of any material provision of any material agreement between the Executive and BFST and/or the Bank, as applicable;

(iv)     a material, adverse change in the Executive's authority, duties, or responsibilities (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law); or

(v)     a material, adverse change in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report.

In each case, the Executive cannot terminate the Executive's employment for Good Reason without first giving written notice to the Boards of the existence of the circumstances providing grounds for termination for Good Reason and giving BFST and the Bank at least sixty (60) days from the date on which such notice is provided to cure such circumstances. If the Executive does not provide such notice within sixty (60) days after the first occurrence of the applicable grounds, or if the Executive does not actually terminate employment within one hundred eighty (180) days after the first occurrence of the applicable grounds, then the Executive will be deemed to have waived his or her right to terminate for Good Reason with respect to such grounds. The foregoing definition of Good Reason is intended to satisfy the safe harbor conditions for a separation from service for Good Reason as described in Treasury Regulation § 1.409A-1(n)(2)(ii), and in all events is intended to satisfy the requirements for a separation from service to be treated as an involuntary separation from service pursuant to Treasury Regulation § 1.409A-1(n)(2)(ii), and should be interpreted and administered in a manner that is consistent with such intent.

(g)     “Qualifying Termination” means the Executive incurs an involuntary termination of employment by BFST and/or the Bank, as applicable, other than for Cause, or the Executive terminates employment with BFST and/or the Bank (i.e., resignation) for Good Reason.

ARTICLE 2
CHANGE IN CONTROL BENEFITS

2.1     If there occurs a Change in Control and either (x) within three (3) months prior to the Change in Control, or (y) within twenty-four (24) months following the Change in Control, the Executive incurs a Qualifying Termination, then, in addition to all base salary and bonuses earned but not yet paid through the applicable date, the Executive shall be entitled to the payments described below from the Bank:

(a)     a cash lump-sum amount equal to two (2) times the amount of the Executive’s then current Base Salary plus the average annual bonus received by the Executive for the three calendar years preceding the date of the Change in Control (the “Change in Control Payment”), with such Change in Control Payment to be paid not later than thirty (30) days following the date the applicable event set forth in Section 2.1 above occurs; and

(b)     from the date the events set forth in Section 2.1 above occur, pay the monthly premium for eighteen (18) months for the Executive to maintain and continue, without interruption, the Executive’s (and, if applicable, the Executive’s family) health and medical benefits coverage (the “COBRA Benefits”) under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

2.2     Notwithstanding any provision of this Agreement to the contrary, neither BFST nor the Bank shall be required to pay any benefit under this Agreement if, upon the advice of counsel, BFST or the Bank determines that the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding Executive compensation promulgated by any regulatory agency having jurisdiction over BFST, the Bank or any of their respective affiliates. If any payments or benefits received or to be received by the Executive in connection with a Change in Control (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 2.2, be subject to the excise tax imposed under Section 4999 of the Code according to an independent accounting firm or independent tax counsel, then such payments shall be reduced by the minimum possible amount in a manner that is consistent with the requirements of Section 409A of the Code until no amount payable to the Executive will be subject to excise taxes imposed under Section 4999 of the Code.

2.3     Receipt of the Change in Control Payment and the COBRA Benefits is subject to the Executive’s compliance with the restrictive covenants set forth in Exhibit A to this Agreement, which Exhibit A is a part of and incorporated by reference into this Agreement.

ARTICLE 3
CONFIDENTIALITY

The Executive, BFST and the Bank agree that the terms of this Agreement as well as the discussions preliminary to, or relating to, this Agreement will be kept strictly confidential, except to accountants, legal counsel and other professional consultants and advisors engaged by Executive, and except as disclosure is required by law or deemed appropriate by counsel to BFST and the Bank.

ARTICLE 4
AMENDMENT AND TERMINATION OF AGREEMENT

This Agreement may be amended or terminated only by a written agreement executed by BFST, the Bank (or their respective successors) and the Executive. This Agreement will terminate automatically upon the earliest to occur of the following: (a) the Executive’s termination of employment for any reason more than three (3) months prior to a Change in Control; (b) the Executive’s voluntary termination of employment other than for Good Reason, or the Executive’s involuntary termination of Employment for Cause, in each case within three (3) months before, in connection with, or within twenty-four (24) months following a Change in Control, (c) the completion of payment of the Change in Control Payment and the COBRA Benefits provided for in Section 2.1 of this Agreement, or (d) the fifth (5th) anniversary of the date of this Agreement.

ARTICLE 5
GENERAL

5.1     Severability. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (a) such term or provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable without decreasing the Executive’s right hereunder. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.

5.2     Successors; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of BFST, the Bank, their respective successors and assigns, and each of BFST and the Bank shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that BFST and the Bank would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution, in which case, the Agreement may be enforceable only to the extent provided herein.

5.3     Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by BFST or the Bank and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with BFST or the Bank.

5.4     Full Satisfaction; Waiver and Release. As a condition to receiving the payments and benefits hereunder, the Executive shall execute a document in customary form, releasing and waiving any and all claims, causes of actions and the like against BFST, the Bank and their respective successors, stockholders, officers, trustees, agents and Executives, regarding all matters relating to the Executive’s service as an Executive of BFST and/or the Bank or any affiliates thereof and the termination of such relationship. Such claims include, without limitation, any claims arising under Age Discrimination in Employment Act of 1967, as amended (the “ADEA”); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Equal Pay Act of 1962; the American Disabilities Act of 1990; the Family Medical Leave Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; or any other federal, state or local statute or ordinance, but exclude any claims that arise out of an asserted breach of the terms of this Agreement or current or future claims related to the matters described in this Section 5.4.

5.5     Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and administered in accordance with Section 409A of the Code. Any payments under this Agreement that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A of the Code to the maximum extent possible. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A of the Code.

5.6     No Guaranty of Employment. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that BFST and/or the Bank shall continue to employ, retain or engage the Executive. This Agreement shall not affect in any way the right of BFST and/or the Bank to terminate the employment or engagement of the Executive at any time and for any reason whatsoever and to remove the Executive from any position with BFST and/or the Bank.

5.7     APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES SUBJECT TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

5.8     Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

5.9     Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and will be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

5.10     Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument signed by the party charged with such waiver or estoppel.

[signature page follows]

IN WITNESS WHEREOF, Business First Bancshares, Inc., Business First Bank, and the Executive have executed this Change in Control Agreement this 6th day of November 2019.

EXECUTIVE:

Gregory Robertson

Print Name:	/s/ Gregory Robertson

BUSINESS FIRST BANCSHARES, INC.:

By:	/s/ David R. Melville, III

Print name:	David R. Melville, III

Title:	President/CEO

BUSINESS FIRST BANK:

By:	/s/ David R. Melville, III

Print name:	David R. Melville, III

Title:	President/CEO

Exhibit A

RESTRICTIVE COVENANTS

ARTICLE 1
Non-Disclosure and Confidentiality

1.1     Proprietary Information. Executive acknowledges that, by the nature of Executive’s duties, Executive has had and will continue to have access to and become informed of confidential, proprietary, and highly sensitive information relating to BFST and the Bank and which is a competitive asset of BFST and the Bank, including, without limitation, information pertaining to: (i) the identities of the Bank’s existing and prospective customers or clients, including names, addresses, credit status, and pricing levels; (ii) the habits and customs of the Bank’s existing and prospective customers or clients; (iii) financial information about BFST and the Bank; (iv) product and systems specifications, concepts for new or improved products and other product or systems data; (v) the identities of, and special skills possessed by, the Bank’s employees; (vi) the identities of and pricing information about the Bank’s suppliers and vendors; (vii) training programs developed by the Bank; (viii) pricing studies, information and analyses; (ix) current and prospective products and inventories; (x) financial models, business projections and market studies; (xi) BFST’s and the Bank’s financial results and business conditions; (xii) business plans and strategies; (xiii) special processes, procedures, and services of the Bank and its suppliers and vendors; and (xiv) computer programs and software developed by the Bank or its consultants (collectively, “Proprietary Information”).

1.2     Use of Proprietary Information. Executive agrees not to: (i) use, at any time, any Proprietary Information for Executive’s own benefit and for the benefit of another; or (ii) disclose, directly or indirectly, any Proprietary Information to any person who is not a current employee of the Bank, except in the performance of the duties assigned to Executive by the Bank, at any time prior or subsequent to the termination of Executive’s employment with the Bank, except as such disclosure may be required by law. Executive further agrees not to make copies of any Proprietary Information, except in the performance of the duties assigned to Executive by the Bank.

1.3     Recipient Materials. Executive acknowledges that all memoranda, notes, records, reports, manuals, books, papers, letters, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to the Bank’s business, and any and all other documents containing Proprietary Information furnished to Executive by any representative of the Bank or otherwise acquired or developed by Executive in connection with Executive’s association with the Bank (collectively, “Recipient Materials”) shall at all times be the property of the Bank. Within twenty-four (24) hours of the termination of Executive’s employment with the Bank, Executive shall return to the Bank any Recipient Materials which are in Executive’s possession, custody or control.

Exhibit A - 1

ARTICLE 2
Non-Solicitation and Non-Competition

2.1     Acknowledgements. Executive acknowledges that the special relationship of trust and confidence between Executive, the Bank, and its clients and customers creates a high risk and opportunity for Executive to misappropriate the relationship and goodwill existing between the Bank and its clients and customers. Executive further acknowledges and agrees that it is fair and reasonable for the Bank to take steps to protect itself from the risk of such misappropriation. Executive further acknowledges that throughout Executive’s employment with the Bank, Executive has been and shall continue to be provided with access to and informed of Proprietary Information, which shall enable Executive to benefit from BFST’s and the Bank’s goodwill and know-how. Executive acknowledges that it would be inevitable in the performance of Executive’s duties as a director, officer, employee, investor, agent or consultant of any person, association, entity, or company which competes with BFST or the Bank, or which intends to or may compete with BFST or the Bank, to disclose and/or use the Proprietary Information, as well as to misappropriate BFST’s and the Bank’s goodwill and know-how, to or for the benefit of such other person, association, entity, or company. Executive also acknowledges that, in exchange for the execution of the non-solicitation restrictions and non-competition restrictions set forth in this Exhibit A, Executive has received substantial, valuable consideration. Executive further acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-competition and the non-solicitation restrictions set forth in this Exhibit A.

2.2     Non-Solicitation of Employees. During the twenty four (24) month period following the Change in Control (the “Restricted Period”), Executive shall not take any actions, whether on behalf of Executive or Executive’s then current employer or any other person or entity, to hire, solicit, induce or attempt to induce any individual who worked for or was affiliated with the Bank (either as an employee or a contractor) in the twelve (12) month period immediately preceding the Change in Control, to terminate their employment with the Bank, to work for a competitor of the Bank or any affiliate of the Bank, or to violate any covenants that any such other employee may have with the Bank.

2.3     Non-Solicitation of Business. During the Restricted Period, the Executive shall not take any actions, directly or indirectly, whether to assist or aid the Executive, the Executive’s then-current employer, or any other person in soliciting business with or attempting to solicit business with, accepting business from, or servicing the persons or entities with whom the Bank had a customer relationship during the two (2) year period prior to the Change in Control.

2.4     Non-Competition. During the period of employment and the Restricted Period, the Executive shall not, whether on behalf of himself or any other entity, engage, directly or indirectly, either as proprietor, stockholder, partner, officer, director, consultant, employee or otherwise, for any entity engaged in a business similar to that of BFST and the Bank that maintains a location in the Louisiana Parishes and Texas Counties set forth on Schedule 2.4 of this Exhibit A, which Schedule 2.4 may be amended from time to time by the Bank to include any additional parishes and counties in which the Bank has a branch banking facility, which amendments will be presented to Executive in writing and will become effective and binding on Executive unless Executive provides a notice of termination of this Agreement on or prior to the fifth (5th) business day following the date on which notice of the amendment is duly provided to Executive. Notwithstanding the foregoing, Executive may invest in the securities of any enterprise if (i) such securities are listed on any national or regional securities exchange, (ii) Executive does not beneficially own more than one percent (1%) of the outstanding capital stock of such enterprise, and (iii) Executive does not otherwise participate in the activity of such enterprise. For purposes of this Exhibit A, Executive acknowledges and agrees that the “business” of BFST and the Bank and their affiliates involves and relates to extending credit, accepting deposits, and engaging in those other activities permissible for bank holding companies and FDIC-insured financial institutions, either directly or indirectly, through financial or operating subsidiaries and affiliates; that Executive understands and knows the business in which BFST and the Bank and their affiliates is engaged and the scope, activities and business pursuits involved in the business of BFST and the Bank and their affiliates; and that the noncompetition and non-solicitation covenants contained in this Exhibit A prohibit the Executive from engaging, in any capacity or any position, and from conducting any activities or business similar to that of BFST and the Bank and their affiliates. As used in this Exhibit A, “customers” includes, but is not limited to, businesses, persons and entities for whom BFST and the Bank and their affiliates has extended credit, accepted deposits or provided other financial services, or with whom BFST and the Bank and their affiliates has had contracts, agreements, arrangements or any type of business, or working relationship. Executive acknowledges and represents that he understands the nature of the customer relationships of BFST and the Bank and their affiliates and who and what comprises its customers. As used in this Exhibit A, “BFST and the Bank and their affiliates” includes any and all predecessor, successor, parent subsidiary and affiliate entities.

Exhibit A - 2

2.5     Reasonable Restrictions. Executive agrees that the non-competition and non-solicitation restrictions set forth in this Exhibit A are ancillary to an otherwise enforceable agreement, are supported by independent valuable consideration, and that the limitations as to time, geographical area, and scope of activity to be restrained by this Exhibit A are reasonable and acceptable, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Bank. Executive agrees that if, at some later date, a court of competent jurisdiction determines that the non-competition and non-solicitation agreements set forth in this Exhibit A do not meet the criteria set forth by applicable law, this Exhibit A may be reformed by the court and enforced to the maximum extent permitted under applicable law.

2.6     Tolling. In the event BFST or the Bank shall file a lawsuit in any court of competent jurisdiction alleging a breach of any of the obligations under this Exhibit A, any time period that Executive is in breach of this Exhibit A shall be deemed tolled as of the time such lawsuit is filed and shall remain tolled until such dispute finally is resolved.

2.7     Remedies. It is specifically understood and agreed that any breach of the provisions of this Exhibit A is likely to result in irreparable injury to BFST and the Bank and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, BFST and the Bank shall be entitled to enforce the specific performance of this Exhibit A by Executive in any court of competent jurisdiction and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without bond and without liability should such relief be denied, modified or violated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive or preclude BFST and the Bank from any other remedy.

Exhibit A - 3

Schedule 2.4

Louisiana Parishes

Acadia	Claiborne	Jefferson Davis	Point Coupee	Saint Tammany
Ascension	De Soto	Lafayette	Red River	Tangipahoa
Assumption	East Carroll	Lafourche	Richland	Terrebonne
Beauregard	East Feliciana	Lincoln	Saint Charles	Union
Bienville	Easton Baton Rouge	Livingston	Saint Helena	Vermilion
Bossier	Franklin	Madison	Saint James	Washington
Caddo	Iberia	Morehouse	Saint John the Baptist	Webster
Caicasieu	Iberville	Orleans	Saint Landry	West Baton Rouge
Caldwell	Jackson	Ouachita	Saint Martin	West Carroll
Cameron	Jefferson	Plaquemine	Saint Mary	West Feliciana

Texas Counties

Collin	Dallas	Denton	Ellis	Kaufman
Rockwall	Tarrant